   As filed with the Securities and Exchange Commission on November 16, 1998
                                          Registration No. 333-____________
------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      --------
                                      FORM S-8


                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                   -------------
                                    CYGNUS, INC.

               (Exact name of registrant as specified in its charter)

           DELAWARE                                    94-2978092
  (State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

                                400 PENOBSCOT DRIVE
                          REDWOOD CITY, CALIFORNIA  94063
                (Address of principal executive offices) (Zip Code)

                                   -------------
                                    CYGNUS, INC.
                            1994 STOCK OPTION/AWARD PLAN
                     AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN
                         CERTAIN OPTION GRANT TO MR. MARION
                     PURSUANT TO WRITTEN COMPENSATION AGREEMENT
                             (Full title of the Plans)

                                   -------------
                                  JOHN C. HODGMAN
           PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                                    CYGNUS, INC.
                                400 PENOBSCOT DRIVE
                          REDWOOD CITY, CALIFORNIA  94063
                      (Name and address of agent for service)
                                   (650) 369-4300
           (Telephone number, including area code, of agent for service)

                                   -------------
                          CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                                    Proposed       Proposed
             Title of                                               Maximum        Maximum
            Securities                          Amount              Offering       Aggregate        Amount of
              to be                             to be                 Price        Offering        Registration
            Registered                       Registered(1)          per Share       Price              Fee
            ----------                       -------------          ---------      ---------       ------------

 1994 STOCK OPTION/AWARD PLAN
 ----------------------------
 Common Stock                                2,254,362 shares      $5.96 (2)   $13,435,997.52 (2)    $3,735.21

 AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN
 -----------------------------------------
 Common Stock                                  350,000 shares      $5.96 (2)       $2,086,000 (2)      $579.91


 OPTION GRANT TO MR. MARION
 --------------------------
 Common Stock                                   20,000 shares      $3.25 (3)          $65,000 (3)       $18.07

                                                                        Aggregate Filing Fee  $4,333.19
--------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Cygnus, Inc. 1994 Stock Option/Award Plan, the Cygnus, Inc. Amended 1991 Employee Stock Purchase Plan and the Option Grant to Mr. Marion by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on November 9, 1998, as reported on The Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the exercise price in effect for the Option Grant made to Mr. Marion.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          Cygnus, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on February 6, 1998 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998 filed with the Commission on May 15, 1998 and August 4, 1998, respectively, pursuant to Section 13 of the 1934 Act.

     (c)  The Registrant's Current Reports on Form 8-K filed with the Commission
          (i) on February 4, 1998 (Film No. 98520744); (ii) on February 4, 1998 (Film No. 98521843), as amended by Form 8-K/A filed on February 17, 1998; (iii) on August 21, 1998; (iv) on October 28, 1998; and (v) on October 30, 1998.

     (d) The Registrant's Registration Statement No. 000-18962 on Form 8-A filed with the Commission on December 21, 1990, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

     (e) The Registrant's Registration Statement No. 000-18962 on Form 8-A filed with the Commission on October 29, 1993, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Share Purchase Rights.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

          Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law (the "Delaware Law") provides for the indemnification of directors, officers, employees and other agents under certain circumstances. The Registrant's Bylaws (the "Bylaws") require the Registrant to indemnify each of its officers and directors to the fullest extent permitted by the Delaware Law against certain expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant. In addition, the Bylaws grant the Registrant the power to indemnify its employees and agents under certain circumstances to the fullest extent permitted by Delaware Law against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant.

          Article IX of the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware Law, the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

          The Registrant maintains directors' and officers' liability insurance policies insuring the Registrant's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

          The Registrant has entered into indemnification agreements with its officers and directors, pursuant to which the Registrant is obligated to indemnify each officer and director against certain claims and expenses for which the officer or director might be held liable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS


EXHIBIT NUMBER      EXHIBIT
  4                 Instruments Defining the Rights of Stockholders.  Reference is made to
                    Registrant's Registration Statements No. 000-18962 on Form 8-A,
                    together with the exhibits thereto, which are incorporated herein by reference pursuant to Items 3(d) and 3(e).
  5                 Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1              Consent of Ernst & Young LLP, Independent Auditors.
  23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
  24                Power of Attorney.  Reference is made to page II-4 of this
                    Registration Statement.
  99.1              Cygnus, Inc. 1994 Stock Option/Award Plan (As Amended and Restated as
                    of February  24, 1998).
  99.2              Plan Amendment Cygnus, Inc. 1994 Stock Option/Award Plan.
  99.3              Form of Special Addendum to Stock Option Agreement (Change in
                    Control).
  99.4              Form of Special Addendum to Stock Option Agreement (Termination of
                    Employment Without Cause -  Officers).
  99.5              Form of Special Addendum to Stock Option Agreement (Termination of
                    Employment Without Cause - Key Employee).
  99.6              Cygnus, Inc. Amended 1991 Employee Stock Purchase Plan (As Amended and
                    Restated as of February 24, 1998).
  99.7              Written Compensation Agreement between Registrant and Mr. Marion.
  99.8              Stock Option Agreement between Registrant and Mr. Marion.

Item 9.  UNDERTAKINGS

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1994 Stock Option/Award Plan, the Amended 1991 Employee Stock Purchase Plan or the Option Grant made to Mr. Marion.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on this 16th day of November, 1998.


                               CYGNUS, INC.


                               By:/s/John C. Hodgman
                                  --------------------------------------------
                                  John C. Hodgman
                                  President, Chief Executive Officer and Chief
                                  Financial Officer


                            POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Cygnus, Inc., a Delaware corporation, do hereby constitute and appoint John C. Hodgman the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                      TITLE                                             DATE
---------                      -----                                             ----

/s/John C. Hodgman
-------------------            President, Chief Executive                    November 16, 1998
John C. Hodgman                Officer (Principal Executive Officer),
                               Chief Financial Officer (Principal
                               Financial and Accounting Officer)
                               and Director
/s/Gary W. Cleary, Ph.D.
-------------------            Chairman of the Board of Directors            November 16, 1998
Gary W. Cleary, Ph.D.

                                      II-4


/s/Andre F. Marion
-------------------            Vice Chairman of the Board of                 November 16, 1998
Andre F. Marion                Directors

/s/Frank T. Cary
-------------------            Director                                      November 16, 1998
Frank T. Cary

/s/Richard G. Rogers
-------------------            Director                                      November 16, 1998
Richard G. Rogers

/s/Walter B. Wriston
-------------------            Director                                      November 16, 1998
Walter B. Wriston

                          SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.   20549



                                     EXHIBITS

                                        TO

                                     FORM S-8

                                      UNDER

                              SECURITIES ACT OF 1933



                                   CYGNUS, INC.

                                  EXHIBIT INDEX

EXHIBIT NUMBER      EXHIBIT
--------------      -------
     4              Instruments Defining the Rights of Stockholders.  Reference is made to
                    Registrant's Registration Statements No. 000-18962 on Form 8-A,
                    together with the exhibits thereto, which are incorporated herein by reference pursuant to Items 3(d) and 3(e).
     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of Ernst & Young LLP, Independent Auditors.
     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
     24             Power of Attorney.  Reference is made to page II-4 of this
                    Registration Statement.
     99.1           Cygnus, Inc. 1994 Stock Option/Award Plan (As Amended and Restated as
                    of February  24, 1998).
     99.2           Plan Amendment Cygnus, Inc. 1994 Stock Option/Award Plan.
     99.3           Form of Special Addendum to Stock Option Agreement (Change in
                    Control).
     99.4           Form of Special Addendum to Stock Option Agreement (Termination of
                    Employment Without Cause -  Officers).
     99.5           Form of Special Addendum to Stock Option Agreement (Termination of
                    Employment Without Cause - Key Employee).
     99.6           Cygnus, Inc. Amended 1991 Employee Stock Purchase Plan (As Amended and
                    Restated as of February 24, 1998).
     99.7           Written Compensation Agreement between Registrant and Mr. Marion.
     99.8           Stock Option Agreement between Registrant and Mr. Marion.